Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

AMBER ROAD, INC.

at

$13.05 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 3, 2019

by

CHICAGO MERGER SUB, INC.

an indirect wholly owned subsidiary of

EAGLE PARENT HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON JULY 1, 2019 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

June 3, 2019

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated June 3, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Chicago Merger Sub, Inc., a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of Eagle Parent Holdings, LLC, a Delaware limited liability company (“Parent”), to purchase all of the issued and outstanding shares of common stock par value $0.001 per share (the “Shares”), of Amber Road, Inc., a Delaware corporation (“Amber Road ”), at a price of $13.05 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer. Parent and the Offeror are controlled by certain equity funds managed by Insight Venture Management, LLC (“Insight”). Also enclosed is Amber Road ’s Solicitation/Recommendation Statement on Schedule 14D- 9.

THE BOARD OF DIRECTORS OF AMBER ROAD (THE “AMBER ROAD BOARD”)

UNANIMOUSLY RECOMMENDS

THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $13.05 per Share, net to you, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of May 12, 2019, by and among Amber Road, Parent, the Offeror, and, solely for purposes of Section 9.17, E2open, LLC (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions set forth therein, the Offeror has agreed to merge with and into Amber Road, with Amber Road surviving as an indirect wholly owned subsidiary of Parent (the “Merger”). Parent and the Offeror are controlled by certain equity funds managed by Insight. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares owned by Amber Road as treasury stock or Shares held by any stockholders of Amber Road who properly exercised their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (“DGCL”)) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required tax withholding, payable to the holder of that outstanding Share upon surrender of the certificate formerly representing that Share (or compliance with the procedures described in the Offer to Purchase for book-entry transfer), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal.

4. The Amber Road Board has unanimously (a) determined that the Merger Agreement and the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to and in the best interests of Amber Road and its stockholders, (b) declared it advisable for Amber Road to enter into the Merger Agreement, (c) approved the execution, delivery and performance by Amber Road of the Merger Agreement and the consummation of the Transactions, (d) resolved that the Merger may be effected pursuant to Section 251(h) of the Delaware General Corporation Law and that the Merger shall be consummated as soon as practicable following the first time Parent or Purchaser accepts any Shares for payment in accordance with the terms of the Offer, and (e) resolved to recommend that Amber Road’s stockholders tender their Shares pursuant to the Offer, and to include the Company Board Recommendation in the Schedule 14D-9 when disseminated to Amber Road’s stockholders.

5. The Offer is not subject to a financing condition. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 14—“Conditions of the Offer” of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase). See Section 14—“Conditions of the Offer” of the Offer to Purchase.

6. The Offer will expire at one minute after 11:59 p.m. Eastern Time on July 1, 2019, unless the Offer is extended or earlier terminated by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after August 2, 2019, pursuant to Securities and Exchange Commission regulations.

7. Any stock transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

AMBER ROAD, INC.

at

$13.05 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 3, 2019

by

CHICAGO MERGER SUB, INC.

an indirect wholly owned subsidiary of

EAGLE PARENT HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON JULY 1, 2019 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 3, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Chicago Merger Sub, Inc., a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of Eagle Parent Holdings, LLC, a Delaware limited liability company, to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Amber Road, Inc., a Delaware corporation, at a price of $13.05 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its reasonable discretion absent a finding to the contrary by a court of competent jurisdiction.

Account Number:

Number of Shares Being Tendered Hereby:              Shares*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN BELOW

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Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.